Securities and Exchange Commission
                             Washington, D.C. 20549



                                    Form 8-K



             Current Report Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                Date of earliest event reported, November 3, 1999



                         Pacific Development Corporation





       Colorado                   000-26186                      84-1209978
(State of Incorporation    (Commission File Number)           (IRS ID Number)


                                  211 West Wall
                              Midland, Texas 79701
                    (Address of principal executive offices)


                                 1-915-682-1761
              (Registrant's telephone number, including area code)

                              7706 East Napa Place
                             Denver, Colorado 80237
                 (Former address, if changed since last report)



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Information to be included in the report
Item 1. Changes in Control of Registrant

Pursuant to a Stock Purchase Agreement dated October, 20, 1999 (the "Agreement") by and among Glenn A. Little (the "Buyer") and Irwin Management Corporation, a Colorado corporation; Irwin Krushansky, Milton Polland, Peter Polland and Central Pacific Assurance, Ltd, a California corporation, (the "Sellers") the Buyer acquired a total of 4,150,000 shares of Pacific Development Corporation (the "Company'). The Sellers sold per the following:

Irwin Management Corporation                2,700,000
Irwin Krushansky                            1,200,000
Milton Pollard                                 75,000
Peter Pollard                                  75,000
Central Pacific Development Corporation       100,000

The President of Irwin Management Corporation is Irwin Krushansky and the President of Central Pacific Development Corporation is Milton Pollard.

These shares represented 60.5 percent of the total outstanding of the common shares of the Company.

Pursuant to the Agreement the existing Board of Directors resigned and Messrs. Glenn A. Little and Matthew Blair were appointed to the Board of Directors. In addition, Glenn A. Little was elected to serve as the Chairman of the Board and President, and Matthew Blair was elected to serve as Secretary and Treasurer.

Item 7.   Financial Statements and Exhibits

     (c)  Exhibits

          2.1  Stock  Purchase  Agreement  dated October 20, 1999 by and between
               Glenn  A.  Little  as  Buyer  and  certain  Pacific   Development
               Corporation shareholders

Pursuant to the regulations of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized,

Pacific Development Corporation
Registrant


By:  /s/ Glenn A. Little
------------------------
         Glenn A. Little
         President